Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Solely for the purpose of complying with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Chief Executive Officer and Chief Financial Officer of Manitex International, Inc. (the “Company”), hereby certify that, to the best of our knowledge, the Annual Report of the Company on Form 10-K for the year ended December 31, 2023 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/ S / MICHAEL COFFEY
Name:	Michael Coffey
Title:	Chief Executive Officer and Director
(Principal Executive Officer of Manitex International, Inc.)

Dated: February 29, 2024

By:	/ S / JOSEPH DOOLAN
Name:	Joseph Doolan
Title:	Chief Financial Officer
(Principal Financial and Accounting Officer of Manitex International, Inc.)

Dated: February 29, 2024